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                                                              Exhibit (a)(1)(iv)

                             Level 3 Finance, LLC,
           a wholly owned subsidiary of Level 3 Communications, Inc.
                          Offers to Purchase for Cash

     the Following Series of Notes Issued by Level 3 Communications, Inc.

Up to $400,000,000 aggregate principal amount of outstanding 9 1/8% Senior Notes due 2008
Up to $150,000,000 aggregate principal amount at maturity of outstanding 10 1/2% Senior Discount Notes due 2008
Up to (Euro)200,000,000 aggregate principal amount of outstanding 10 3/4% Senior Notes due 2008
Up to (Euro)110,000,000 aggregate principal amount of outstanding 11 1/4% Senior Notes due 2010
Up to $250,000,000 aggregate principal amount of outstanding 11% Senior Notes due 2008
Up to $100,000,000 aggregate principal amount of outstanding 11 1/4% Senior Notes due 2010
Up to $100,000,000 aggregate principal amount at maturity of outstanding 12 7/8% Senior Discount Notes due 2010
Up to $300,000,000 aggregate principal amount of outstanding 6% Convertible Subordinated Notes due 2009
Up to $225,000,000 aggregate principal amount of outstanding 6% Convertible Subordinated Notes due 2010 in each case, at a price determined by the "Modified Dutch Auction" procedure described below and within the purchase price ranges set forth below

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

   Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offers by Level 3 Finance, LLC ("Purchaser"), a Delaware limited liability company and a wholly owned subsidiary of Level 3 Communications, Inc., a Delaware corporation ("Level 3"), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, in each case, at a price determined by the "Modified Dutch Auction" procedure described below and within the purchase price ranges set forth below:

   . up to $400,000,000 aggregate principal amount of outstanding 9 1/8% Senior
     Notes due 2008 of Level 3 (the "9 1/8% Notes") at a price not greater than $540 nor less than $490 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

   . up to $150,000,000 aggregate principal amount at maturity of outstanding
     101/2% Senior Discount Notes due 2008 of Level 3 (the "101/2% Discount Notes") at a price not greater than $360 nor less than $330 per $1,000 principal amount at maturity;

   . up to (Euro)200,000,000 aggregate principal amount of outstanding 103/4%
     Senior Notes due 2008 of Level 3 (the "103/4% Euro Notes") at a price not greater than (Euro)530 nor less than (Euro)490 per (Euro)1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

   . up to (Euro)110,000,000 aggregate principal amount of outstanding 111/4%
     Senior Notes due 2010 of Level 3 (the "111/4% Euro Notes") at a price not greater than (Euro)550 nor less than (Euro)510 per (Euro)1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

   . up to $250,000,000 aggregate principal amount of outstanding 11% Senior
     Notes due 2008 of Level 3 (the "11% Notes") at a price not greater than $570 nor less than $520 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

   . up to $100,000,000 aggregate principal amount of outstanding 111/4% Senior
     Notes due 2010 of Level 3 (the "111/4% Notes") at a price not greater than $550 nor less than $500 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase;

   . up to $100,000,000 aggregate principal amount at maturity of outstanding
     12 7/8% Senior Discount Notes due 2010 of Level 3 (the "12 7/8% Discount Notes") at a price not greater than $300 nor less than $270 per $1,000 principal amount at maturity;

   . up to $300,000,000 aggregate principal amount of outstanding 6%
     Convertible Subordinated Notes due 2009 of Level 3 (the "2009 Convertible Notes") at a price not greater than $320 nor less than $290 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase; and

   . up to $225,000,000 aggregate principal amount of outstanding 6%
     Convertible Subordinated Notes due 2010 of Level 3 (the "2010 Convertible Notes") at a price not greater than $310 nor less than $280 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase.

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   The 9 1/8% Notes, 10 1/2% Discount Notes, 10 3/4% Euro Notes, 11 1/4% Euro
Notes, 11% Notes, 11 1/4% Notes, 12 7/8% Discount Notes, 2009 Convertible Notes and 2010 Convertible Notes are referred to herein individually as a "series of Notes" and collectively as the "Notes." The 10 1/2% Discount Notes and 12 7/8% Discount Notes are referred to herein collectively as the "Discount Notes." The 10 3/4% Euro Notes and 11 1/4% Euro Notes are referred to herein collectively as the "Euro Notes." The Offer to Purchase together with the Letter of Transmittal (and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal) constitutes a separate "Offer" with respect to each series of Notes. The maximum aggregate principal amount (or principal amount at maturity, as applicable) listed above for a series of Notes is referred to as the "Offer Amount" for that series.

   In each Offer, the Offer Amount is less than 50% of the aggregate outstanding principal amount (or principal amount at maturity, as applicable) of the series of Notes subject to that Offer.

   Under the "Modified Dutch Auction" procedure, Purchaser will accept Notes validly tendered (and not withdrawn) in each Offer in the order of the lowest to the highest tender prices specified or deemed to have been specified by tendering holders within the applicable price range for the series of Notes subject to that Offer, and will select the single lowest price so specified (with respect to such series, the "Purchase Price") that will enable Purchaser to purchase the Offer Amount for that series (or, if less than the Offer Amount for that series are validly tendered (and not withdrawn), all Notes of that series so tendered). Purchaser will pay the same Purchase Price for all Notes of a given series validly tendered at or below the Purchase Price for that series (and not withdrawn), upon the terms and subject to the conditions of the applicable Offer, including the proration terms for that Offer.

   In the event that the amount of any series of Notes validly tendered (and not withdrawn) on or prior to the applicable Expiration Date (as defined below) at or below the applicable Purchase Price exceeds the Offer Amount for that series then, subject to the terms and conditions of the applicable Offer, Purchaser will accept for payment such Notes of that series as follows. First, Purchaser will accept for payment all such Notes of that series validly tendered (and not withdrawn) at prices below the applicable Purchase Price. Next, Purchaser will accept for payment such Notes of that series that are validly tendered (and not withdrawn) at the applicable Purchase Price on a pro rata basis from among such tendered Notes of that series. In all cases, Purchaser will make appropriate adjustments to avoid purchases of Notes in a principal amount (or principal amount at maturity, as applicable) other than an integral multiple of $1,000 (or (Euro)1,000 in the case of the Euro Notes).

   Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

 Each Offer will expire at 11:59 p.m., New York City time, on October 5, 2001, unless such Offer is extended (such time and date with respect to an Offer, as it may be extended, the "Expiration Date"). Tendered Notes may be withdrawn at any time prior to the applicable Expiration Date.

   For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

      1. Offer to Purchase, dated September 10, 2001.

      2. A Letter of Transmittal for the Notes for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding.

      3. A printed form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offers. This form will enable your clients to tender all Notes that they own.

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   DTC participants will be able to execute tenders through the DTC Automated
Tender Offer Program.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

   Any inquiries you may have with respect to the Offers should be addressed to Mellon Investor Services LLC, the Information Agent, at (917) 320-6286 or at the address set forth on the back cover of the Offer to Purchase or to Salomon Smith Barney or J.P. Morgan Securities Inc., the Dealer Managers for the Offers, at either of the telephone numbers set forth below. Additional copies of the enclosed materials may be obtained from the Information Agent.

          Very truly yours,

          SALOMON SMITH BARNEY               J.P. MORGAN SECURITIES INC.
          Telephone: (212) 723-6106          Telephone: (212) 270-1100
           (call collect)                      (call collect)

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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